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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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HOLLYWOOD ENTERTAINMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOLLYWOOD ENTERTAINMENT CORPORATION
9275 S.W. Peyton Lane
Wilsonville, Oregon 97070

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
March 29, 2001

To the Shareholders of
Hollywood Entertainment Corporation:

    A Special Meeting of the Shareholders of Hollywood Entertainment Corporation, an Oregon corporation, will be held at 9:00 a.m., Pacific Standard Time, on March 29, 2001 in the Phoenix Room of the Phoenix Inn at 29769 SW Boones Ferry Road, Wilsonville, Oregon 97070 for the following purposes:

      1.  To approve the adoption of the Company's 2001 Stock Incentive Plan.

      2.  To transact any other business that properly comes before the meeting.

    Only shareholders of record at the close of business on February 14, 2001 will be entitled to vote at the Special Meeting. Please note that this is a special meeting of the shareholders. The Company will make a presentation to the shareholders at its regularly scheduled Annual Meeting of Shareholders planned to be held in May. Even if you plan to attend the Special Meeting in person, please date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose at your earliest convenience. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                      By Order of the Board of Directors

                      Donald J. Ekman
                       Executive Vice President of
                      Legal Affairs and Secretary

Wilsonville, Oregon
March 8, 2001

HOLLYWOOD ENTERTAINMENT CORPORATION
9275 S.W. Peyton Lane
Wilsonville, Oregon 97070
(503) 570-1600

PROXY STATEMENT
Special Meeting of Shareholders

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), to be voted at a Special Meeting of Shareholders to be held in the Phoenix Room of the Phoenix Inn at 29769 S.W. Boones Ferry Road, Wilsonville, Oregon 97070 on March 29, 2001 at 9:00 a.m., Pacific Standard Time, and any adjournment thereof. The approximate date on which this proxy statement and the accompanying proxy card are being mailed to the Company's shareholders is March 8, 2001.

Record Date

    Only shareholders of record at the close of business on February 14, 2001 (the "Record Date") are entitled to notice of, and to vote at, the meeting.

Shares Outstanding and Voting Rights

    At the close of business on the Record Date, the Company had 49,259,165 shares of Common Stock ("Common Stock") outstanding. Each share of Common Stock issued and outstanding is entitled to one vote in each matter properly presented at the Special Meeting. There are no cumulative voting rights.

Proxy Procedure

    When a proxy card in the form accompanying this proxy statement is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR Proposal 1, Approval of the Company's 2001 Stock Incentive Plan. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. A shareholder may revoke a proxy by (i) written notice of revocation to the Secretary of the Company at the above address; (ii) a later-dated proxy received by the Company; or (iii) attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

    Shares of Common Stock represented in person or by proxy at the Special Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining whether a quorum is present.

    Solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, fax or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for these services. The Company has retained Georgeson Shareholder Communications Corporation ("Georgeson") to aid in the solicitation of proxies. Georgeson's fee for the solicitation of proxies is estimated to be $8,500, plus reimbursement of out-of-pocket costs and expenses. Costs of any solicitation will be borne by the Company.

PROPOSAL 1:  APPROVAL OF 2001 STOCK INCENTIVE PLAN

    The purpose of the Company's 1993 Stock Incentive Plan, as amended, is to benefit the Company by offering certain present and future employees, officers and consultants of the Company an opportunity to become holders of Common Stock, thereby giving them a stake in the growth and prosperity of the Company and encouraging them to continue their involvement with the Company. As of January 25, 2001, only 78,785 shares of Common Stock remained available for grant under the Company's 1993 Stock Incentive Plan, as amended.

    The Board of Directors of the Company believe additional shares are needed to continue to enable the Company to provide the appropriate incentives to its employees. The Board of Directors and the Company have made significant changes to the management of the Company during recent months, including adding two new outside directors to the Board, reinstating Mark Wattles, the Company's founder, full time as President of the Company, hiring Scott Schultze as the Chief Administrative Officer, and restructuring the other executive and senior management positions. The Company is under significant financial pressure, which is reflected in the Company's Common Stock price and the trading price of its Senior Subordinated Notes. In the opinion of the Board of Directors, the Company has been outperformed by its principal competition over recent years and required changes in its management to facilitate an improvement in its operations and financial performance. The Company's bank lenders, consultants and several essential suppliers have encouraged the Company to put in place a management incentive program to retain the management team that has been assembled and to facilitate the hiring of additional key personnel. The Board of Directors have developed a retention strategy centered on stock options, which they believe provides the required incentive of a significant reward if management efforts lead to a significant increase in the Company's stock price. The Board of Directors have made stock option compensation offers for each of the key members of management (the "Offers"). The Offers are contingent upon the approval of the Plan by the Company's shareholders. Based on individual interviews with management, the Board of Directors believes that the Offers generally have been met with enthusiasm on the part of management and that management is motivated and understands what is necessary to make substantial improvements to the Company's performance.

    Accordingly, effective January 25, 2001, the Board of Directors approved the adoption of the Company's 2001 Stock Incentive Plan (the "Plan"), subject to shareholder approval, and the reservation of 9 million shares of Common Stock for issuance under the Plan. The Board of Directors believe there is a significant risk of losing key members of management if the Plan is not approved. For purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Plan places per-employee limits on grants of options to 1 million shares during any 12-month period and, as described below, a one-time grant of an option to acquire up to 3 million shares to the Chief Executive Officer serving on the date of the Plan's approval by the shareholders. See "Federal Income Tax Consequences." Contingent upon shareholder approval of the Plan, the Board have granted stock options to purchase up to approximately 7.5 million shares of Common Stock to existing officers. The Company's Chief Executive Officer would receive options to purchase up to 3 million shares, the Executive Vice Presidents and Senior Vice Presidents will receive options to purchase up to an aggregate of approximately 3.4 million shares and the Company's Vice Presidents will receive options to purchase a total of up to approximately 850,000 shares. The right to exercise these options will vest fully over three years. If the shareholders approve the Plan and if the fair market value of the Common Stock underlying the options on the date of approval is greater than $1.09 per share, the exercise price per share for the options determined on the day that the Board of Directors made the grants to the officers, for purposes of financial accounting the Company will incur a noncash compensation expense equal to the aggregate difference between $1.09 per share and the fair market value per share on the date of shareholder approval. This expense generally would be recognized ratably over the periods in which the options become exercisable. If the shareholders do not approve the Plan, the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents will receive the right to obtain cash upon a change in control of the Company. The amount of cash will be equal to the aggregate value of the shares that would have been subject to the options less the aggregate exercise price of those options. See "Employment Arrangements".

    Certain provisions of the Plan are described below. This discussion is qualified in its entirety by the copy of the Plan attached to this proxy statement as Appendix A.

Description of the Plan

    Eligibility.  All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan. Also eligible are non-employee agents, consultants, advisors, and independent contractors of the Company or any subsidiary.

    Administration.  The Plan will be administered by the Board of Directors or, if the Board so determines, a committee of the Board of Directors or specified officers of the Company, or both. The Board or the committee, as the case may be, may promulgate rules and regulations for the operation of the Plan and generally supervises the administration of the Plan, except that only the Board of Directors may amend, modify or terminate the Plan. The Board of Directors has delegated general authority for making option grants to the Compensation Committee of the Board (the "Committee"). The Committee determines individuals to whom option grants are made under the Plan and the price and terms of any grants. For purposes of the description of the Plan, "Board of Directors" or "Board" shall also mean the Committee or officer when appropriate.

    Term of Plan.  The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

    Stock Options.  The Board of Directors determine the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option as defined in Section 422 of the Code ("ISO") or a nonqualified stock option ("NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee with respect to an ISO at the time of grant owns stock possessing more than 10 percent of the combined voting power of the Company, the option price may not be less than 110 percent of the fair market value of the Common Stock on the date of grant. If the option is an NSO, the option price may be any amount determined by the Board of Directors. No employee may be granted options under the Plan for more than an aggregate of 1 million shares in any 12-month period, except that the Board of Directors may make a one-time grant of an option to acquire up to 3 million shares to the Chief Executive Officer serving at the time the Plan is approved by the shareholders. In addition, the Plan limits the amount of ISOs that may become exercisable under the Plan in any year to $100,000 per optionee (based on the fair market value of the stock on the date of grant). No monetary consideration is paid to the Company upon the granting of options. (The Board of Directors of the Company also have the authority and ability to grant NSOs outside of the limits of the Plan to employees who are not officers or directors.)

    Options granted under the Plan generally continue in effect for the period fixed by the Board of Directors or appropriate committee or officer, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of a 10 percent shareholder. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Board of Directors with respect to an NSO, are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The Plan provides that the Board of Directors may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash that may be the proceeds of a loan from the Company, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits or in other forms of consideration, as determined by the Board of Directors or appropriate committee or officer. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

    Stock Bonus Awards.  The Board of Directors may award Common Stock as a stock bonus under the Plan and determine the number of shares to be awarded and the period of time for the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded.

    Restricted Stock.  The Plan provides that the Board may issue restricted stock in such amounts, for such consideration, and subject to such terms, conditions and restrictions as the Board of Directors may determine. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded.

    Performance-based Awards.  The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code denominated at the time of grant either in Common Stock or in dollar amounts consisting of monetary units that may be earned in whole or in part if the Company achieves written objective goals established by the Board of Directors over a designated period of time. Payment of an award earned may be in cash or stock or both, as the Board of Directors determines. The Board of Directors may also impose additional restrictions to payment under a performance-based award in addition to the satisfaction of the performance goals. No participant may receive in any fiscal year stock-based performance awards under which the aggregate amount payable under the awards exceeds the equivalent of 1,000,000 shares of Common Stock or cash-based performance awards under which the aggregate amount payable exceeds eight times the participant's salary.

    Changes in Capital Structure.  The Plan provides that if the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each a "Transaction"), the Board of Directors will, in their sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding awards under the Plan: (i) outstanding options will remain in effect in accordance with their terms; (ii) outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction; or (iii) the Board of Directors will provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent they are already vested or vest within that period and, upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in their sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period. In the event of the dissolution of the Company, options shall be treated in accordance with clause (iii) above.

Federal Income Tax Consequences

    The following description is a summary of the federal income tax consequences of awards under the Plan. Applicable state, local and foreign tax consequences may differ.

    Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, an optionee will recognize no income upon grant or upon proper exercise of an ISO, although such exercise may produce alternative minimum tax liability for the optionee. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized on subsequent disposition of the shares will be taxable as capital gain. Ordinarily, if an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price will be taxable as ordinary compensation income in the year of such disposition; however, on certain sales or exchanges the amount that is taxable as ordinary compensation income is limited to the amount by which the amount realized on the disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income its realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the fair market value of the shares on the date of exercise will be taxable as capital gain.

    An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt, unless the shares are substantially nonvested for purposes of Section 83 of the Code and the employee does not elect immediate taxation pursuant to Section 83(b) of the Code. If the shares are substantially nonvested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects within 30 days after the original transfer to recognize income in connection with the original transfer under Section 83(b). The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount. A participant who receives a cash bonus right under the Plan will generally recognize income equal at the time of receipt to the amount of the cash bonus paid, and the Company will generally be entitled to deduct the same amount.

    Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to certain of its most highly compensated officers in any year. Under Internal Revenue Service regulations, compensation received through the exercise of an option or performance-based award is not subject to the $1,000,000 limit if the option or performance-based award and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options and performance-based awards may be granted. Other requirements are that the option or performance-based award be granted by a committee of at least two outside directors and that the exercise price of the option or performance-based award be not less than fair market value of the Common Stock on the date of grant. These requirements are met and, accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and performance-based awards granted under the Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.

Recommendation by the Board of Directors

    The Board of Directors recommend that the adoption of the Plan be approved. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter is required to approve this Proposal. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Special Meeting but are not counted and have no effect on the results of the vote on this Proposal. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the adoption of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership as of December 31, 2000 by (i) the Chief Executive Officer, (ii) each of the other four most highly compensated executive officers and two departed executive officers of the Company, (iii) each of the directors, (iv) each person known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock, and (v) all of the named executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

Name	No. of Shares Beneficially Owned		Percentage of Shares
Mark J. Wattles(1)(2)	1,807,400	(3)	3.91%
Jeffrey B. Yapp(1)(4)	26,500	(3)	*
Mark A. Perkins(5)	250		*
Eric O. English(1)	0		*
F. Bruce Giesbrecht(1)	24,000	(3)	*
David G. Martin(1)	105,000	(3)	*
J. Patrick O'Malley(1)	31,333	(3)	*
James N. Cutler, Jr.(1)(6)	0		*
Donald J. Ekman(1)	127,800	(3)	*
Douglas Glendenning(1)(7)	20,000	(3)	*
William P. Zebe(1)	89,000	(3)	*
Par Investment Partners, L.P. 82 Devonshire St. Boston, MA 02109	5,288,500	(8)	11.43%
CMGI, Inc. 82 Devonshire St. Boston, MA 02109	3,563,109	(8)(9)	7.70%
Bank of America Corporation 100 North Tryon Street Charlotte, NC 28255	2,907,300	(8)	6.29%
Legg Mason, Inc. 111 South Calvert Street Baltimore, MD 21202	2,699,600	(8)	5.84%
All directors and executive officers as a group (9 persons)	2,180,783	(3)	4.71%

*
Less than 1%.
(1)
Address of beneficial holder is 9275 S.W. Peyton Lane, Wilsonville, Oregon 97070.
(2)
For additional information, see "Employment Arrangements."
(3)
Includes the following shares that may by acquired within 60 days after December 31, 2000 pursuant to the exercise of options: Mr. Wattles, 820,000 shares; Mr. Yapp, 25,000 shares; Mr. Giesbrecht, 24,000 shares; Mr. Martin, 80,000 shares; Mr. O'Malley, 31,333 shares; Mr. Ekman, 109,000 shares; Mr. Zebe, 89,000 shares; and all directors and executive officers as a group, 1,153,333 shares.

(4)
Mr. Yapp resigned from his positions as President and Chief Operating Officer effective October 24, 2000. In connection with his resignation, Mr. Yapp entered into a Separation and Severance Agreement, dated as of October 24, 2000, that, among other things, gives him until November 1, 2001 to exercise 25,000 options. All other options held by Mr. Yapp were cancelled effective October 24, 2000. For more information, see "Employment Arrangements."
(5)
Mr. Perkins' employment ended with the Company effective September 20, 2000. All of his options have expired pursuant to the terms of the applicable option agreements. For more information, see "Employment Arrangements."
(6)
Mr. Cutler was elected to the Board of Directors on October 30, 2000.
(7)
Mr. Glendenning was elected to the Board of Directors on December 15, 2000.
(8)
Based solely on information provided in a Schedule 13G filed by the shareholder.
(9)
According to a Form 13G filed by CMGI, Inc., CMGI, Inc. holds 2,327,934 shares directly, and may be attributed with the beneficial ownership of 20,297 shares held by CMG@Ventures, Inc. and 1,214,878 shares held by CMG@Ventures Capital Corp. CMGI, Inc. is the sole stockholder of both CMG@Ventures, Inc. and CMG@Ventures Capital Corp. CMGI, Inc. disclaims beneficial ownership of the shares held by it indirectly except to the extent of its proportionate pecuniary interest therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth information as to the compensation paid or accrued in the last three years to the Chief Executive Officer, each of the four other most highly compensated executive officers for the year ended December 31, 2000 and two departed executive officers of the Company.

Name and Principal Position	Year		Annual Salary		Bonus		Securities Underlying Options
Mark J. Wattles Chairman of the Board and Chief Executive Officer	1998 1999 2000	(1) (2) (3)	$ $ $	27,592.00 0.00 433,237.00			500,000 500,000 0
Jeffrey B. Yapp(4) President and Chief Operating Officer	1998 1999 2000	(5) (6)	$ $ $	514,583.00 614,751.00 570,652.80		$500,587.62	527,500 175,000 175,000
Mark A. Perkins(7) Senior Vice President of Development	1998 1999 2000		$ $ $	153,643.56 187,025.81 250,000.08	$ $ $	38,050.41 88,338.42 88,044.63	36,000 0 12,000
Eric O. English Senior Vice President, General Counsel and Secretary	1999 2000	(8)	$ $	63,717.93 217,708.31		$84,033.42	0 60,000
F. Bruce Giesbrecht Executive Vice President of Business Development	1998 1999 2000		$ $ $	211,014.28 185,672.22 236,249.92	$ $ $	8,354.72 94,833.42 103,742.20	60,000 0 132,000
David G. Martin Chief Financial Officer	1999 2000	(9) (10)	$ $	294,438.00 400,000.08		$16,246.95	200,000 200,000
J. Patrick O'Malley Senior Vice President of Information Systems	1998 1999 2000		$ $ $	152,102.77 200,920.10 251,929.83	$ $ $	50,000.00 9,300.00 78,333.42	20,000

(1)
Annual salary excludes a loan from the Company received by Mr. Wattles on September 11, 1998 in the amount of $2 million, which was repaid in full to the Company on December 7, 1998 together with interest in the amount of $36,809.

(2)
Annual salary excludes loans from the Company during 1999 to Mr. Wattles in the amount of $2,325,000. Mr. Wattles' suggested to the Board of Directors to authorize contributions to charitable organizations instead of additional compensation to him for 1999.

(3)
Annual salary excludes a loan from the Company in the amount of $15,000,000 that was subsequently written off by the Company. See "Employment Arrangements" for more information.

(4)
Annual salary excludes a loan from the Company to Mr. Yapp in connection with his relocation in the amount of $500,000. The loan is non-interest bearing pursuant to provisions of Internal Revenue Code Regulation Section 1.7872-5T. Annual salary also excludes moving and relocation expenses in the amount of $53,924 for Mr. Yapp.

(5)
Annual salary excludes a loan from the Company to Mr. Yapp in connection with his relocation in the amount of $375,000. The loan is non-interest bearing pursuant to provisions of Internal

  Revenue Code Regulation Section 1.7872-5T. Annual salary also excludes moving and relocation expenses in the amount of $113,422 for Mr. Yapp.

(6)
Annual salary excludes loans from the Company during 1999 to Mr. Yapp in the amount of $143,833.

(7)
Mr. Perkins' employment with the Company ended effective September 20, 2000. All of his options have expired. For more information, see "Employment Arrangements."

(8)
Mr. English joined the Company in 1999.

(9)
Mr. Martin joined the Company in 1999.

(10)
Annual salary excludes $113,037.40 in relocation expenses paid by the Company.

Employment Arrangements

    Effective February 3, 2001, the Board of Directors adopted a Change of Control Plan for Senior Management. Under this plan, upon a change in control of the Company, the rights to exercise fifty percent of the unexercisable stock options held by Senior Vice Presidents and all of the unexercisable stock options held by Executive Vice Presidents, the President and the Chief Executive Officer will vest. In addition, all outstanding Company loans to Executive Vice Presidents, the President and the Chief Executive Officer will be forgiven at that time. If the employment of any Senior Vice President or Executive Vice President, the President or Chief Executive Officer is terminated for any reason except for cause or if one of these officers quits for a good reason (including a relocation greater than 25 miles, a reduction in salary, or a substantial change in the nature or status of the officer's responsibilities) within two years after the change in control, that officer will receive two years of base pay together with bonus and medical premiums as severance payments.

    Jeffrey Yapp resigned from his position as the Company's President and Chief Operating Officer effective October 24, 2000. In connection with his resignation, Mr. Yapp and the Company entered into a Separation and Severance Agreement. Under this agreement, the Company agreed to continue to pay Mr. Yapp's salary and to provide health insurance coverage for six to eighteen months from the effective date of his resignation, depending upon whether he obtains new employment. Mr. Yapp retains an option to purchase 25,000 shares of the Company's Common Stock, subject to the conditions described below, while all of his other stock options were cancelled as of October 24, 2000. Mr. Yapp has until November 1, 2001 to exercise the option for 25,000 shares at an exercise price of $6.6875 per share. Proceeds from the exercise of the option to purchase the underlying Common Stock and subsequent sale of those shares will be paid for tax withholdings and other tax payments first and then to the payment of loans from the Company. Mr. Yapp will receive any remaining amount. If the proceeds from the sales of the stock underlying Mr. Yapp's options are insufficient to repay the loans or the options are not exercised prior to their expiration on November 1, 2001, the outstanding loans payable to the Company, which at October 24, 2000 had an outstanding principal balance of $920,000 plus accrued interest, will be forgiven in their entirety.

    Effective as of January 25, 2001, the Compensation Committee of the Board of Directors unanimously approved an employment agreement between the Company and Mark J. Wattles. Pursuant to the terms of this agreement, in exchange for serving as the Chief Executive Officer and President of the Company, Mr. Wattles will receive an annual salary of $975,000, a grant of 3 million shares of Common Stock under the Company's 1993 Stock Incentive Plan and the previously described grant of an option to acquire 3 million shares contingent upon shareholder approval of the 2001 Stock Incentive Plan. This agreement shall be for a three-year term if the shareholders approve the 2001 Stock Incentive Plan but it will only be for a one-year term if the Plan is not approved.

    Mark A. Perkins' employment as the Company's Senior Vice President of Development ended effective September 20, 2000. Mr. Perkins will receive severance payments equal to his salary for a period of 6 months after his employment has ended.

    In May 2000, the Board of Directors approved a five-year $15 million loan to Mr. Wattles (with a secondary security interest in the Company's Common Stock that he owned), which bore interest at an annual rate equal to the greater of ten percent or the minimum rate required under the Internal Revenue Code and regulations to avoid imputed interest on loans to affiliated persons. In December 2000, the Board of Directors determined that the loan was uncollectible and directed the Company to write off the loan.

Stock Option Grants in Last Fiscal Year

    The following table provides information regarding all stock options granted in 2000 to the executive officers named in the Summary Compensation Table:

	Individual Grants
		Percent of Options Granted to Employees in Fiscal Year
	Numbers of Shares Underlying Options Granted(#)(1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
			Exercise Price per Share ($/share)		Expiration Date
Name						5%		10%
Mark J. Wattles	0	0		N/A	N/A		$0		$0
Jeffrey B. Yapp(3)	175,000	6.97		$6.6875	03/17/09		$645,226.30		$1,589,223.16
Mark A. Perkins(4)	12,000	0.48		$6.6875	03/17/09		$44,244.09		$108,975.30
Eric O. English	60,000	2.39		$6.6875	03/17/09		$221,220.45		$544,876.51
F. Bruce Giesbrecht	115,000 17,000	4.58 0.68	$ $	6.6875 6.6875	03/17/09 06/14/09	$ $	424,005.86 62,679.13	$ $	1,044,346.65 154,381.68
David G. Martin	200,000	7.96		$6.6875	03/17/09		$737,401.49		$1,816,255.04
J. Patrick O'Malley	0	0		N/A	N/A		$0		$0

(1)
The options for all of the named officers except Yapp become exercisable ratably over a period of five years on each anniversary of the grant date.

(2)
In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term.

(3)
Mr. Yapp resigned from his positions as President and Chief Operating Officer effective October 24, 2000. Pursuant to the terms of the Separation and Severance Agreement, dated as of October 24, 2000, Mr. Yapp retains the right to exercise options to purchase 25,000 shares at an exercise price of $6.6875 per share until November 1, 2001. All other options held by Mr. Yapp, were forfeited effective October 24, 2000. For more information, see "Employment Arrangements."

(4)
Mr. Perkins' employment with the Company ended effective September 20, 2000. All of his options have expired. For more information, see "Employment Arrangements."

Aggregated Option Exercises in 2000 and December 31, 2000 Option Values

    The following table indicates for all executive officers named in the Summary Compensation Table (i) stock options exercised during 2000, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of December 31, 2000, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock:

	Number of Shares Acquired on Exercise(#)	Value Realized($)	Number of Shares Underlying Unexercised Options at Fiscal Year End (Exercisable/Unexercisable)		Value of Unexercised In-the-Money Options at Fiscal Year End (Exercisable/Unexercisable)($)(1)
Mark J. Wattles	0	0	620,000 900,000	(exercisable) (unexercisable)	0 0	(exercisable) (unexercisable)
Jeffrey B. Yapp(2)	0	0	25,000 0	(exercisable) (unexercisable)	0 0	(exercisable) (unexercisable)
Mark A. Perkins(3)	0	0	0 0	(exercisable) (unexercisable)	0 0	(exercisable) (unexercisable)
Eric O. English	0	0	0 60,000	(exercisable) (unexercisable)	0 0	(exercisable) (unexercisable)
F. Bruce Giesbrecht	0	0	24,000 168,000	(exercisable) (unexercisable)	0 0	(exercisable) (unexercisable)
David G. Martin	0	0	80,000 400,000	(exercisable) (unexercisable)	0 0	(exercisable) (unexercisable)
J. Patrick O'Malley	0	0	31,333 0	(exercisable) (unexercisable)	0 0	(exercisable) (unexercisable)

(1)
Based on the last sale price of $1.09375 on December 29, 2000.

(2)
Mr. Yapp resigned from his positions as President and Chief Operating Officer effective October 24, 2000. Pursuant to the terms of the Separation and Severance Agreement, dated as of October 24, 2000, Mr. Yapp retains the right to exercise 25,000 vested options at an exercise price of $6.6875 per share until November 1, 2001. All other options previously granted, vested and unvested, were immediately forfeited pursuant to the agreement. For more information, see "Employment Arrangements."

(3)
Mr. Perkins' employment with the Company ended effective September 20, 2000. All of his options have expired. For more information, see "Employment Arrangements."

Directors' Compensation

    Directors who are not officers have each received options to purchase 90,000 shares of the Company's Common Stock plus reimbursement for reasonable expenses incurred in attending meetings for serving on the Board of Directors. The options become exercisable for 50% of the shares on each of May 1, 2001 and May 1, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Scott Beck and William P. Zebe were members of the Compensation Committee during 2000. Mr. Beck resigned from the Board of Directors on August 6, 2000. On December 8, 2000, Douglas Glendenning and James N. Cutler, Jr. were elected by the Board of Directors to the Compensation

Committee and Stock Option Committee. No committee member participates in committee deliberations or recommendations relating to his own compensation.

OTHER MATTERS

    Although the Notice of Special Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matter to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

DISCRETIONARY AUTHORITY

    The Company's 2001 Annual Meeting of Shareholders will probably be held at 9:00 a.m., Pacific Time, May 23, 2001, at the Riverplace Hotel at 1510 SW Harbor Way, Portland, Oregon 97201. For the Annual Meeting, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of the Company after January 26, 2001, proxy voting on that proposal when and if raised at the Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Shareholder proposals to be considered at the Company's 2001 Annual Meeting of Shareholders must have been received at the principal executive offices of the Company no later than January 26, 2001. In addition, any shareholder proposal to be considered for inclusion in proxy materials for the 2001 Annual Meeting must have been received at the principal executive offices of the Company no later than December 25, 2000. Any shareholder proposal must include the information specified in the Company's Bylaws, and a copy of the relevant provisions of the Bylaws will be provided to any shareholder upon written request to Eric O. English, Senior Vice President and General Counsel of the Company.

                      Donald J. Ekman
                      Executive Vice President of
                      Legal Affairs and Secretary

Wilsonville, Oregon
March 8, 2001

APPENDIX A

HOLLYWOOD ENTERTAINMENT CORPORATION
2001 STOCK INCENTIVE PLAN

    1.  Purpose.  The purpose of this 2001 Stock Incentive Plan (the "Plan") is to enable Hollywood Entertainment Corporation (the "Company") to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the "Employer") that is either the Company or any parent or subsidiary of the Company (an "Employer").

    2.  Shares Subject to the Plan.  Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 9,000,000 shares. If an option or Performance-based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option or Performance-based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 7 or sold pursuant to Section 8 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

    3.  Effective Date and Duration of Plan.

      3.1  Effective Date.  The Plan shall become effective as of January 25, 2001. No Incentive Stock Option (as defined in Section 5 below) granted under the Plan shall become exercisable and no payments shall be made under a Performance-based Award, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present or by means of unanimous consent resolutions, and the exercise of any Incentive Stock Options granted under the Plan before approval shall be conditioned on and subject to that approval. Subject to this limitation, options and Performance-based Awards may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

      3.2  Duration.  The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any outstanding Performance-based Awards or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

    4.  Administration.

      4.1  Board of Directors.  The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

      4.2  Committee.  The Board of Directors may delegate to any committee of the Board of Directors (the"Committee") any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 11.

      4.3  Officers.  The Board of Directors may delegate to any officer or officers of the Company authority to grant awards under the Plan, subject to any restrictions imposed by the Board of Directors.

    5.  Types of Awards, Eligibility, Limitations.  The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in Sections 6.1 and 6.3; (iii) award stock bonuses as provided in Section 7; (iv) sell shares subject to restrictions as provided in Section 8; and (v) award Performance-based Awards as provided in Section 9. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options for more than an aggregate of 1,000,000 shares of Common Stock in any calendar year; except that the Board of Directors may make a one-time grant of an option to acquire up to 3 million shares to the Chief Executive Officer of the Company serving at the time the Plan is approved by the shareholders of the Company.

    6.  Option Grants.

      6.1  General Rules Relating to Options.

        6.1-1  Terms of Grant.  The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

        6.1-2  Exercise of Options.  Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 10, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

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        6.1-3  Nontransferability.  Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and (ii) during the optionee's lifetime, shall be exercisable only by the optionee.

        6.1-4  Termination of Employment or Service.

          6.1-4(a)  General Rule.  Unless otherwise determined by the Board of Directors, if an optionee's employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 6.1-4(b) and (c), his or her option may be exercised at any time before the expiration date of the option or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

          6.1-4(b)  Termination Because of Total Disability.  Unless otherwise determined by the Board of Directors, if an optionee's employment or service with the Company terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term "total disability" means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

          6.1-4(c)  Termination Because of Death.  Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

          6.1-4(d)  Amendment of Exercise Period Applicable to Termination.  The Board of Directors may at any time extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

          6.1-4(e)  Failure to Exercise Option.  To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

          6.1-4(f)  Leave of Absence.  Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of

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      employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

        6.1-5  Purchase of Shares.

          6.1-5(a)  Notice of Exercise.  Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company's receipt of written notice from the optionee of the optionee's binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee's intention to acquire the shares for investment and not with a view to distribution.

          6.1-5(b)  Payment.  Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

          6.1-5(c)  Tax Withholding.  Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

          6.1-5(d)  Reduction of Reserved Shares.  Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of

4

      shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

        6.1-6  Limitations on Grants to Non-Exempt Employees.  Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the "FLSA"), any option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

      6.2  Incentive Stock Options.  Incentive Stock Options shall be subject to the following additional terms and conditions:

        6.2-1  Limitation on Amount of Grants.  If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee's exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

        6.2-2  Limitations on Grants to 10 Percent Shareholders.  An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

        6.2-3  Duration of Options.  Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

        6.2-4  Option Price.  The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the

5

    closing price of the Common Stock last reported before the time the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

        6.2-5  Limitation on Time of Grant.  No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

        6.2-6  Early Dispositions.  If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

      6.3  Non-Statutory Stock Options.  Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:

        6.3-1  Option Price.  The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

        6.3-2  Duration of Options.  Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

    7.  Stock Bonuses.  The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

    8.  Restricted Stock.  The Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may

6

contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

    9.  Performance-based Awards.  The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock ("Performance Shares"), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

      9.1  Award Period.  The Board of Directors shall determine the period of time for which a Performance-based Award is made (the "Award Period").

      9.2  Performance Goals and Payment.  The Board of Directors shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 9.4). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

      9.3  Computation of Payment.  During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

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      9.4  Maximum Awards.  No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 1,000,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds the amount determined by multiplying such participant's Salary by a factor of eight. For purposes of this Section 9, "Salary" shall mean the sum of the annual base salary of the participant for such year as determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing, "Salary" determined hereunder shall not include any amounts that would cause the Board of Directors to exercise discretion not otherwise permitted by Section 162(m) of the Code.

      9.5  Tax Withholding.  Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

      9.6  Effect on Shares Available.  The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares delivered or withheld to satisfy withholding obligations.

    10.  Changes in Capital Structure.

      10.1  Stock Splits, Stock Dividends.  If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

      10.2  Mergers, Reorganizations, Etc.  In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

        10.2-1  Outstanding options shall remain in effect in accordance with their terms.

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        10.2-2  Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

        10.2-3  The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.

      10.3  Dissolution of the Company.  In the event of the dissolution of the Company, options shall be treated in accordance with Section 10.2-3.

      10.4  Rights Issued by Another Corporation.  The Board of Directors may also grant options and stock bonuses and Performance-based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses, Performance-based Awards and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

    11.  Amendment of the Plan.  The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 10, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

    12.  Approvals.  The Company's obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

    13.  Employment and Service Rights.  Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer's right to terminate the employee's employment at will at any time, for any reason, with or without cause, or to decrease the employee's compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

    14.  Rights as a Shareholder.  The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

Adopted: January 25, 2001

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PROXY

    The undersigned, revoking all prior proxies, hereby appoints Mark J. Wattles and Donald J. Ekman, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Hollywood Entertainment Corporation (the "Company") to be held on Thursday, March 29, 2001, or at any adjournment thereof, all shares of the undersigned in the Company.

The shares represented by this proxy will be voted in accordance with the instructions given.

This proxy is solicited on behalf of the Company's Board of Directors. The Board of Directors recommends a vote FOR the Proposal.

Unless contrary instructions are given, the shares will be voted for the Proposal and on any other business that may properly come before the meeting in accordance with the recommendations of management.

  1.
  PROPOSAL TO APPROVE THE HOLLYWOOD ENTERTAINMENT CORPORATION 2001 STOCK INCENTIVE PLAN.

  FOR / /         AGAINST / /         ABSTAIN / /

  (Continued on reverse side)

Please mark, date, sign and return the proxy promptly.

    Receipt is acknowledged of the notice and proxy statement relating to this meeting.

  /
  /  Please check here if you plan to attend the meeting in person.

Date , 2001
Signature(s)

Please sign exactly as your name appears on this card. Persons signing as executor, administrator, trustee, custodian or in any other official or representative capacity should sign their full title.

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